UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 12, 2015

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 17, 2014, the Board of Directors (the “Partnership Board”) of EnLink Midstream GP, LLC (the “General Partner”), the general partner of EnLink Midstream Partners, LP (the “Partnership”), upon the recommendation of its compensation committee, and the Board of Directors (the “Manager Board” and, together with the Partnership Board, the “Boards”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”), upon the recommendation of its governance and compensation committee, approved the form of a change in control agreement (the “Original CIC Agreement”).  EnLink Midstream Operating, LP (“EnLink Midstream Operating”), a subsidiary of the Partnership, thereafter entered into the Original CIC Agreement with certain of its employees, including the General Partner’s and the Manager’s principal executive officer, principal financial officer and other named executive officers.

On June 12, 2015, the Boards approved the form of an amended and restated change in control agreement (the “Amended CIC Agreement”).  The Amended CIC Agreement amends the Original CIC Agreement to modify the definition of “Change in Control” and is otherwise substantially similar to the Original CIC Agreement, including with respect to the benefits payable thereunder.  EnLink Midstream Operating anticipates that it will enter into the Amended CIC Agreement with certain of its employees, including those with whom it entered into an Original CIC Agreement.

The foregoing description of the Amended CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended CIC Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Amended and Restated Change in Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

By: EnLink Midstream GP, LLC, its General Partner

Date: June 15, 2015	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Amended and Restated Change in Control Agreement.